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                                                                    EXHIBIT 23.2

                              CONSENT OF WARD GROUP

         We hereby consent to the references to our 2001 benchmarking study in the Registration Statement on Form S-3 of Erie Indemnity Company (Registration No. 333-99943) and to the reference to our name under the captions "Prospectus Summary" and "Business" in the Prospectus.


/s/ John L. Ward
Chief Executive Officer


Ward Group
Cincinnati, Ohio
October 29, 2002